701-7 Koehler Avenue, Suite 7 - Ronkonkoma, NY 11779
(631) 981-9700 - www.lakeland.com

FOR IMMEDIATE RELEASE

LAKELAND INDUSTRIES, INC. RESPONDS TO SCHEDULE 13D FILING

RONKONKOMA, NY –December 28, 2011, Lakeland Industries, Inc. (NASDAQ-LAKE) today responded to the Schedule 13D filed with the Securities & Exchange Commission on December 23, 2011 by Ansell Limited (“Ansell”). Such Schedule 13D reported pursuant to applicable securities regulations, the purchase and ownership by Ansell of 504,896 shares of common stock of Lakeland, representing 9.66% of the issued and outstanding shares. Ansell indicated that it acquired the shares for investment purposes.

Commenting on the filing, Christopher J. Ryan, Lakeland’s President and Chief Executive Officer, said: “The purchases by Ansell, as reported this past Friday, were undertaken by Ansell through no solicitation or understanding with Lakeland. We believe such purchases reflect the undervaluation of the price of Lakeland’s stock. At the current time, Lakeland’s book value per common share is $14.34, and its tangible book value per share is $11.47. Based upon Friday’s closing price of the common stock of $8.98, the aggregate common stock valuation of $46.9 million is less than one-half of Lakeland’s trailing twelve (12) month’s revenues of $101.2 million. This discount of greater than 50% exists, even after the Ansell announcement and the increase in the stock price from the $7.88 closing price on Thursday. In addition, given the foundation we have built for strong worldwide growth, which management expects will be reflected in improved financial performance both near and long term, we believe that our common stock market price does not reflect Lakeland’s intrinsic value.”

About Lakeland Industries, Inc.:
Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market.  The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,200 safety and mill supply distributors. These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories.  In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies.

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Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases reports and filings filed with the Securities and Exchange Commission.  All statements, other than statements of historical facts, which address Lakeland’s expectations for the future with respect to financial performance or operating strategies can be identified as forward-looking statements.  As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “estimated” or “expected,” which words reflect the current view of the Company with respect to future events.  We caution readers that these forward-looking statements speak only as of the date hereof.  The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.

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For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Lakeland Industries 631-981-9700 Christopher Ryan, CEO, CJRyan@lakeland.com	Darrow Associates for Lakeland 631-367-1866 Jordan Darrow jdarrow@darrowir.com
Gary Pokrassa, CFO, GAPokrassa@lakeland.com 701-7 Koehler Avenue, Suite 7 Ronkonkoma, NY 11779 www.lakeland.com